UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 385-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 27, 2011, Stryker Corporation (“Stryker”) announced the successful completion of its tender offer to acquire Orthovita, Inc. (NasdaqGM: VITA) (“Orthovita”) through its indirect wholly owned subsidiary, Owl Acquisition Corporation. The depositary for the tender offer has advised that, as of the expiration of the tender offer and withdrawal rights at the end of Friday, June 24, 2011, 67,512,965 shares (including 1,312,608 shares subject to guarantees of delivery) were validly tendered and not withdrawn, representing approximately 87.6% of all outstanding shares of common stock of Orthovita.

On June, 28, 2011, Stryker announced that the acquisition of Orthovita had been completed through a short-form merger that became effective as of 11:59 p.m. on June 27, 2011 and, as a result, Orthovita has become an indirect wholly owned subsidiary of Stryker.

Copies of the press releases announcing these events are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated June 27, 2011

99.2	Press release dated June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

/s/ Curt R. Hartman
Date June 28, 2011	Curt R. Hartman
Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press release dated June 27, 2011

99.2	Press release dated June 28, 2011